Exhibit 23












                CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-95251) and Form S-8 (No. 33-42420) of Raytech Corporation of our report dated March 20, 2001, relating to the financial statements which appear in this Annual Report on Form 10-K for the year ended December 31, 2000.




PRICEWATERHOUSECOOPERS LLP





Hartford, Connecticut
March 22, 2001